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KPMG PEAT MARWICK LLP

4200 Norwest Center           Telephone 612 305 5000   Telefax 612 305 5039
90 South Seventh Street
Minneapolis, MN 55402







                          INDEPENDENT AUDITORS' CONSENT





The Board of Directors
The Jundt Growth Fund, Inc.:


We consent to the use of our report included herein and to the references to our Firm under the headings "FINANCIAL HIGHLIGHTS" in Part A and "COUNSEL AND AUDITORS" in Part B of the Registration Statement.



                                             /s/ KPMG Peat Marwick LLP
                                             ---------------------------------
                                             KPMG Peat Marwick LLP


Minneapolis, Minnesota
December 18, 1995